UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Arlington Asset Investment Corp.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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On May 16, 2016, Arlington Asset Investment Corp. issued a press release, a complete copy of which is included on the following pages.

ARLINGTON ASSET INVESTMENT CORP. FILES INVESTOR PRESENTATION

Highlights Company’s Clearly Articulated Strategy for Delivering Long-Term Value to Shareholders, Including 25 Consecutive Quarters of Dividends of $19.40 Per Share

Documents the Clinton Group’s Disturbing Legacy of Self-Dealing, Broken Promises and Value Destruction at Imation

Underscores Company’s Director Nominees’ Right Balance of Experience, Skills and Diversity of Perspectives

Warns Shareholders that Imation and the Clinton Group Have Nominated Controlling Slate to Extract Value from Arlington at Expense of All Other Shareholders As They Have Done Before

Board Urges Shareholders to Vote the WHITE Proxy Card Today "FOR" ALL Arlington’s Director Nominees

ARLINGTON, Va., May 16, 2016 – Arlington Asset Investment Corp. (NYSE: AI) (the “Company” or “Arlington”) today announced that it has filed an investor presentation with the Securities and Exchange Commission (“SEC”) in connection with the Company’s 2016 Annual Meeting of Shareholders to be held on June 9, 2016. The presentation is available on the Company’s website at www.arlingtonasset.com and on the SEC’s website at www.sec.gov.

The Company’s presentation highlights actions that Arlington’s Board of Directors and management team have taken over the past several years to enhance shareholder value and warns shareholders of the potential value destruction that would occur if the Imation Corp. (NYSE: IMN) and Clinton Group, Inc. (collectively, the “Imation Group”) nominees are elected to the Board of Directors. Specifically, the presentation outlines:

•	Arlington’s consistently communicated investment strategy has driven robust dividends and value to shareholders.

o	The Company’s interest rate hedging strategy enables Arlington to generate consistent spread income from its investment portfolio to support its strong dividends to shareholders.

o	Since beginning its current investment strategy, the Company has delivered 25 consecutive quarters of dividends, distributing a total of $19.40 per share.

•	Arlington's director nominees offer the right balance of experience, skills and diversity of perspectives to provide expert and independent oversight of Arlington’s business and strategy.

o	Highly Experienced Board. Each of Arlington’s director nominees has relevant industry experience, including a deep understanding of the residential mortgage investment industry.

▪	The Company’s Board includes proven professionals and leaders with integrity and backgrounds in real estate, specialty finance, asset and investment management, and investment banking.

o	An Independent Board. Six of our eight Board members are independent.

o	Proactive Practice of Adding New Board Members. The Company’s Board provides a balance of experience and seeks fresh perspectives, with 50% of the independent directors new in the last five years, a new CEO appointed in 2014 and a new CFO appointed in 2015.

o	A Board focused ONLY on Shareholders. None of our independent directors have any other business relationships or deals with Arlington. They are fiduciaries for all Arlington shareholders.

•	Based on Imation Group’s track record of self-dealing transactions and value destruction, Arlington believes that the Imation Group has nominated this controlling slate to extract value from Arlington at the expense of all other shareholders.

o	The Imation Group’s hasty, less than 0.05% investment in Arlington and complete failure to approach Arlington prior to nominating its slate are evidence of its self-serving intent; Imation and Clinton held Arlington shares for only a few days before seeking control.

o	Since it won its proxy contest on May 20, 2015, the Clinton Group has only destroyed shareholder value at Imation; Imation’s stock has lost approximately 65% of its value and Imation has delivered NO dividends.

▪	Meanwhile, since August 2015, the Imation Board, comprised solely of Clinton nominees and directors chosen and elected by the Clinton nominees, has engaged in self-dealing transactions involving more than $50 million[1]. These deals include millions of dollars in consulting deals for directors and officers of Imation, and a $35 million investment deal for Clinton Group with a 25% quarterly performance fee.

▪	These deals represent more than 80% of the market capitalization of Imation today.

▪	Imation paid the consulting firm founded and led by one of the Clinton-nominated Imation directors $5.1 million in only eight months. And Imation wants to put this person on the Arlington Board!

o	In its latest quarter, Imation disclosed $91 million in losses and a tangible book value of less than $2 million. Imation’s independent auditor has declined to stand for re-election.

•	Imation has no relevant industry experience – it is an IT data storage business. Barely one week ago, Imation announced a completely new strategy alongside its technology business – “We have started our investment and activist initiatives outside of Imation's core business areas, and we are fully engaged in executing our long-term strategy: helping investors in struggling businesses improve their returns.” We think Imation’s shareholders would prefer Imation to deploy its capital to improve Imation’s own struggling, loss-making business!

•	Clinton Group is a hedge fund with a history of value destruction at Imation and multiple other companies. Owning only 1,000 shares of Arlington stock, a less than $15,000 investment and less than 0.005% of Arlington’s shares, the Clinton Group has no alignment with our shareholders yet along with Imation seeks control of Arlington’s Board, and of Arlington management as well. Arlington’s current directors and officers own more than 60 times the amount of Arlington stock owned collectively by Imation and Clinton.

•	The Imation Group has disclosed plans for Arlington that are frighteningly familiar to its self-serving and value destroying agenda at Imation and that we believe put Arlington’s dividend and capital at significant risk, including:

o	Taking control of Arlington’s Board, management and capital;

o	Terminating management; and

o	Turning Arlington into an externally managed hedge fund business, probably by Imation itself and/or the Clinton Group.

The Arlington Board is committed to driving value at Arlington, including delivering a stable, robust dividend to ALL Arlington shareholders. The Company urges shareholders to protect the value of their investment and vote FOR ALL the Arlington Board’s experienced and highly qualified director nominees on the WHITE proxy card.

Your Vote Is Important, No Matter How Many or How Few Shares You Own

If you have any questions or need assistance voting, please contact the firm assisting Arlington in the solicitation of proxies:

INNISFREE M&A INCORPORATED

Shareholders may call toll free: 1-888-750-5834

Banks and Brokers may call collect: 212-750-5833

IMPORTANT

We urge you NOT to sign any gold proxy card sent to you by the Imation Group.

If you have already done so, you have every legal right to change your vote by using the enclosed WHITE proxy card to vote TODAY—by telephone, via Internet, or by signing, dating and returning the WHITE proxy card in the postage paid envelope provided.

About Arlington Asset Investment Corp.
Arlington Asset Investment Corp. (NYSE: AI) is a principal investment firm that currently invests primarily in mortgage-related and other assets. The Company is headquartered in the Washington, D.C. metropolitan area. For more information, please visit www.arlingtonasset.com.

Important Additional Information
The Company, its directors and certain of its executive officers are participants in the solicitation of proxies in connection with the Company's 2016 Annual Meeting of Shareholders. The Company has filed a definitive proxy statement and form of WHITE proxy card with the U.S. Securities and Exchange Commission (the "SEC") in connection with such solicitation of proxies from the Company's shareholders. WE URGE INVESTORS TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING WHITE PROXY CARD CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION.

Information regarding the names of the Company's directors and executive officers and their respective interests in the Company by security holdings or otherwise as of April 7, 2016, is set forth in the Company's definitive proxy statement for its 2016 Annual Meeting of Shareholders, filed with the SEC on April 18, 2016. Additional information can be found in the Company's Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on February 16, 2016. These documents are available free of charge at the SEC's website at www.sec.gov. Shareholders are able to obtain, free of charge, copies of these documents, including any proxy statement (and amendments or supplements thereto) and accompanying WHITE proxy card, and other documents filed with the SEC at the SEC's website at www.sec.gov. In addition, copies are also available at no charge at the Investors section of the Company's website at http://www.arlingtonasset.com/.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
Certain statements in this news release that are not historical facts are forward-looking statements. Forward-looking statements involve various important assumptions, risks and uncertainties. Actual results may differ materially from those predicted by the forward-looking statements because of various factors and possible events. We discuss these factors and events, along with certain other risks, uncertainties and assumptions, under the heading "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2015, and in our other filings with the SEC. We note these factors for investors as contemplated by the Private Securities Litigation Reform Act of 1995. Predicting or identifying all such risk factors is impossible. Consequently, investors should not consider any such list to be a complete set of all potential risks and uncertainties. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update any forward-looking statement to reflect circumstances or events that occur after the date of the statement to reflect unanticipated events. All subsequent written and oral forward-looking statements attributable to us or any person acting on behalf of the Company are qualified by the cautionary statements in this section.

Contacts

Investors:

Richard Konzmann

703.373.0200

ir@arlingtonasset.com

Jonathan Salzberger / Scott Winter

Innisfree M&A Incorporated

212-750-5833

Media:
Steve Frankel / James Golden / Nick Lamplough
Joele Frank, Wilkinson Brimmer Katcher
212-355-4449

1 Imation SEC filings.